UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	November 13, 2004

TURBOCHEF TECHNOLOGIES, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-23478	48-1100390
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Six Concourse Parkway, Suite 1900, Atlanta, Georgia	30328
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:	(678) 987-1700

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02      RESULTS OF OPERATIONS AND FINANCIAL CONDITION

            On November 15, 2004, TurboChef Technologies, Inc. (the “Company”) issued a press release announcing that it would be amending its Annual Reports on Form 10-K for the years 2002 and 2003 and its Quarterly Reports on Form 10-Q for the quarters ended March 31 and June 30, 2004 to give effect to a restatement of the financial statements in those reports.  The press release is included in this report as an exhibit.

ITEM 4.02      NON-RELIANCE ON PREVIOUSLY ISSUED FINANCIAL STATEMENTS OR A RELATED AUDIT REPORT OR COMPLETED INTERIM REVIEW

(a)        On November 13, 2004, the Board of Directors of TurboChef Technologies, Inc. (the “Company”) concluded that the Company’s previously issued financial statements for the years ended December 31, 2002 and 2003 and the quarters ended March 31 and June 30, 2004 should no longer be relied upon because of an error in such financial statements as addressed in Accounting Principles Board Opinion No. 20.

            In 2002, under prior management, the Company sold 100 of its C-3 model ovens in Puerto Rico to franchisees of a major restaurant chain under a proposal that conditionally offered a cash rebate in connection with the future purchase of Tornado ovens.  The rebate would be payable if and when the Company and the restaurant chain agreed on the terms and conditions of a franchise-wide sale and roll-out of that oven and the roll-out was complete in Puerto Rico.  Also, in 2002 in connection with a proposed sale of approximately 400 C-3 model ovens to franchisees of the same restaurant chain the Company proposed to offer a future exchange of those C-3 ovens for the Company's Tornado model oven if and when a franchise-wide sale and roll-out of Tornado ovens was completed.  At the time these incentives were offered, the Tornado oven was yet to be commercialized, the Company had no obligation to produce the Tornado oven and no party had any obligation to proceed with a franchise-wide roll-out.  The Company accounted for the sale of those ovens without a reduction of revenue for the estimated liability for the rebate and without a reduction of revenue and cost of sales for estimated returns that might result from the exchange offer.  A franchise-wide roll-out of Tornado ovens began in July 2004, and current management has decided, in consultation and with the concurrence of its independent registered public accounting firm, that the Company’s earlier financial statements should have reflected such reductions and other related adjustments.

            The Company’s Audit Committee and Chief Financial Officer have discussed the matters disclosed in this report with Ernst & Young, the Company’s independent registered public accounting firm.

ITEM 9.01      FINANCIAL STATEMENTS AND EXHIBITS

(c)        Exhibits.

Exhibit No.	Description
99.1	Press Release of TurboChef Technologies, Inc. dated November 15, 2004

*      Furnished solely pursuant to Items 2.02 of this Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TURBOCHEF TECHNOLOGIES, INC. (Registrant) By: /s/ James A. Cochran James A. Cochran Senior Vice President and Chief Financial Officer

Date:  November 15, 2004